EXHIBIT 99.1

FOR IMMEDIATE RELEASE
December 13, 2004

LIBERTY MEDIA INTERNATIONAL, INC.
TO BE ADDED TO NASDAQ-100 INDEX

ENGLEWOOD, Colorado — Liberty Media International, Inc. (NASDAQ: LBTYA, LBTYB) (LMI) announced today that shares of its Series A common stock will become a component of The NASDAQ-100 Index(SM), effective at the beginning of trading Monday, December 20, 2004. The NASDAQ-100 Index is composed of the 100 largest non-financial stocks listed on The Nasdaq Stock Market based on market capitalization. Shares of LMI’s Series A common stock will also be included in The NASDAQ-100 Index Tracking Stock(SM) (NASDAQ:QQQQ).

Liberty Media International, Inc. (NASDAQ: LBTYA, LBTYB) owns interests in broadband distribution and content companies operating outside the U.S., principally in Europe, Asia, and Latin America. Through its subsidiaries and affiliates, LMI is the largest cable television operator outside the United States in terms of video subscribers. LMI’s businesses include UnitedGlobalCom, Inc., Jupiter Telecommunications Co., Ltd., Jupiter Programming Co., Ltd., Liberty Cablevision of Puerto Rico, LLC and Pramer S.C.A.

Contact: Mike Erickson 800-783-7676